Exhibit 99.1

AquaBounty Technologies Announces First Quarter 2024 Financial Results

HARVARD, Mass., May 15, 2024 -- AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced the Company’s financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights and Recent Developments

•

Net loss in the first quarter was up significantly at $11.2 million for 2024 as compared to $6.5 million in the first quarter of 2023. The current period loss included a non-cash impairment charge of $4.3 million against the long-lived assets of the Indiana farm and a non-cash charge of $1.0 million to reduce the value of its inventory.

•	Cash, cash equivalents, and restricted cash totaled $3.6 million as of March 31, 2024, as compared to $9.2 million as of December 31, 2023.
•	On April 18, 2024, the Company executed a bridge loan agreement for up to $10.0 million, secured by the assets of its Indiana and Ohio farms. The Company has received $5.0 million to date.

Management Commentary

“As we previously announced in February, we made the decision to sell our Indiana farm operation.  The farm and our team served a critical role in enhancing our operational expertise through the development, testing and refinement of technology, as well as establishing robust standard operating procedures, work instructions and team member training.  All of these learnings have supported our continued progress as a farm operator, provided valuable insight for our operations on Prince Edward Island, and have been incorporated into the strategy and design of our Ohio farm.  Although the sale of Indiana was a difficult decision, it will allow us to increase our cash position and to decrease our ongoing cash burn,” said Sylvia Wulf, Board Chair and Chief Executive Officer of AquaBounty. This decision had a direct impact on our financial results for the first quarter.  First, it necessitated that we perform an impairment analysis on the farm’s long-lived assets, which resulted in a $4.3 million non-cash charge to reduce the carrying value of the assets to the estimated net sale proceeds, and also resulted in a $1.0 million non-cash charge to reduce the value of the farm’s inventory.  Secondly, the sale announcement impacted our reported revenue for the current period, as we needed to accelerate the harvesting of all of the fish in the farm to prepare for the sale of the facility.  Over the course of five weeks, our team harvested over 320mt of fish, the majority of which were below our normal market harvest weight.  With the farm now empty of fish, we completed the process in April to shut down and secure all of the internal systems, so that they are ready for restart by a new owner.

“Revenue from our PEI farm for conventional salmon eggs and fry, grew during the current quarter to $82 thousand.  And with the completion of the installation of expanded egg incubation capacity, we secured a large order for conventional salmon eggs from one of the largest salmon production companies in the world.

“We are working closely with our investment banker to pursue a range of funding and strategic alternatives, as we seek to stabilize our financial condition while continuing to move forward with our business strategy.  Our team remains fully committed to building the pathway forward for the future, and we are encouraged by our recent progress. As always, I look forward to providing my fellow stockholders with an update in the near future,” concluded Wulf.

About AquaBounty

At AquaBounty Technologies, Inc. (NASDAQ: AQB), we believe we are a leader in land-based aquaculture.  As a vertically integrated Company from broodstock to grow out, we are leveraging decades of our technology advances in fish breeding, genetics, and health & nutrition, as well as our operational expertise, to deliver innovative solutions that address food insecurity and climate change issues.  AquaBounty raises its fish in carefully monitored land-based fish farms through a safe, secure and sustainable process. We locate our land-based recirculating aquaculture system (“RAS”) farms close to key consumption markets, which are designed to prevent disease and to include multiple levels of fish containment to protect wild fish populations. AquaBounty raises nutritious salmon that is free of antibiotics in a manner that results in a reduced carbon footprint and no risk of pollution to marine ecosystems as compared to traditional sea-cage farming. For more information on AquaBounty, please visit www.aquabounty.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, including regarding potential financing alternatives for the Company, its operations, and construction of its Ohio farm, as well as a potential sale of the Company’s Indiana farm operation. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these statements because they involve significant risks and uncertainties about AquaBounty. AquaBounty may use words such as “continue,” “believe,” “will,” “may,” “expect,” the negative forms of these words and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: our history of net losses and the likelihood of future net losses; our ability to continue as a going concern; our ability to raise substantial additional capital on acceptable terms, or at all, which is required to implement our business strategy as planned, or at all; our ability to raise additional funds in sufficient amounts on a timely basis, on acceptable terms, or at all; our ability to attract and retain key personnel, including key management personnel; our ability to retain and reengage key vendors and engage additional vendors, as needed; our ability to obtain approvals and permits to construct and operate our farms without delay; increases in interest rates; delays and defects that may prevent the commencement of farm operations; rising inflation rates; our ability to finance our Ohio farm through the placement of municipal bonds, which may require restrictive debt covenants that could limit our control over the farm’s operation and restrict our ability to utilize any cash that the farm generates; our ability to manage our growth, which could adversely affect our business; risks related to potential strategic acquisitions, investments or mergers; high customer concentration, which exposes us to various risks faced by our major customers; ethical, legal, and social concerns about genetically engineered products; our ability to gain consumer acceptance of our genetically engineered Atlantic salmon (“GE Atlantic salmon” or “AquAdvantage salmon”) product; the quality and quantity of the salmon that we harvest; a significant fish mortality event in our broodstock or our production facilities; the loss of our GE Atlantic salmon broodstock; disease outbreaks, which can increase the cost of production and/or reduce production harvests; a shutdown, material damage to any of our farms, or lack of availability of power, fuel, oxygen, eggs, water, or other key components needed for our operations; our ability to efficiently and cost-effectively produce and sell salmon at large commercial scale; any contamination of our products, which could subject us to product liability claims and product recalls; security breaches, cyber-attacks and other disruptions could compromise our information, expose us to fraud or liability, or interrupt our operations; our dependence on third parties for the processing, distribution, and sale of our products; any write-downs of the value of our inventory; business, political, or economic disruptions or global health concerns; adverse developments affecting the financial services industry; industry volatility, including fluctuations in commodity prices of salmon; restrictions on Atlantic salmon farming in certain states; agreements that require us to pay a significant portion of our future revenue to third parties; our ability to receive additional government research grants and loans; international business risks, including exchange rate fluctuations; our ability to use net operating losses and other tax attributes, which may be subject to certain limitations; our ability to maintain regulatory approvals for our GE Atlantic salmon and our farm sites and obtain new approvals for farm sites and the sale of our products in other markets; our ability to continue to comply with U.S. Food and Drug Administration regulations and foreign regulations; significant regulations in the markets in which we intend to sell our products; significant costs complying with environmental, health, and safety laws and regulations, and any failure to comply with these laws and regulations; increasing regulation, changes in existing regulations, and review of existing regulatory decisions; lawsuits by non-governmental organizations and others who are opposed to the development or commercialization of genetically engineered products; risks related to the use of the term “genetically engineered,” which will need to be included as part of the acceptable market name for our GE Atlantic salmon, and bioengineering disclosures provided in accordance with U.S. Department of Agriculture regulations; competitors and potential competitors may develop products and technologies that make ours obsolete or garner greater market share than ours; any theft, misappropriation, or reverse engineering of our products could result in competing technologies or products; our ability to protect our proprietary technologies and intellectual property rights; our ability to enforce our intellectual property rights; volatility in the price of our shares of common stock; our ability to maintain our listing on the Nasdaq Stock Market LLC (“Nasdaq”); our success in growing, or our perceived ability to grow, our GE Atlantic salmon successfully and profitably at commercial scale; an active trading market for our common stock may not be sustained; our status as a “smaller reporting company” and a “non-accelerated filer” may cause our shares of common stock to be less attractive to investors; any issuance of preferred stock with terms that could dilute the voting power or reduce the value of our common stock; provisions in our corporate documents and Delaware law could have the effect of delaying, deferring, or preventing a change in control of us; our expectation of not paying cash dividends in the foreseeable future; and other risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).  Forward-looking statements speak only as of the date hereof, and, except as required by law, AquaBounty undertakes no obligation to update or revise these forward-looking statements. For information regarding the risks faced by us, please refer to our public filings with the SEC, available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.

Company & Investor Contact:
AquaBounty Technologies

investors@aquabounty.com

Media Contact:
Vince McMorrow
Fahlgren Mortine
(614) 906-1671
vince.mcmorrow@Fahlgren.com

AquaBounty Technologies, Inc.

Consolidated Balance Sheets

(Unaudited)

	as of
	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$2,592,467	$8,203,869
Inventory	472,087	1,733,603
Prepaid expenses and other current assets	1,262,582	1,700,273
Total current assets	4,327,136	11,637,745

Property, plant and equipment, net	170,336,285	174,381,382
Right of use assets, net	273,575	281,104
Intangible assets, net	201,010	204,436
Restricted cash	1,000,000	1,000,000
Other assets	46,051	46,761
Total assets	$176,184,057	$187,551,428

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$13,106,204	$12,991,819
Accrued employee compensation	556,963	754,621
Current debt	3,024,575	795,300
Other current liabilities	106,112	30,863
Total current liabilities	16,793,854	14,572,603

Long-term lease obligations	242,236	250,241
Long-term debt, net	5,300,649	7,711,866
Total liabilities	22,336,739	22,534,710

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares authorized;
3,857,444 and 3,847,022 shares outstanding at March 31, 2024 and
December 31, 2023, respectively	3,857	3,847
Additional paid-in capital	386,103,358	385,998,213
Accumulated other comprehensive loss	(521,771)	(405,464)
Accumulated deficit	(231,738,126)	(220,579,878)
Total stockholders' equity	153,847,318	165,016,718

Total liabilities and stockholders' equity	$176,184,057	$187,551,428

AquaBounty Technologies, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues
Product revenues	$477,268	$397,846

Costs and expenses
Product costs	4,476,297	3,559,240
Sales and marketing	63,963	198,285
Research and development	119,789	122,917
General and administrative	2,500,557	3,000,482
Long-lived asset impairment	4,265,000	—
Total costs and expenses	11,425,606	6,880,924

Operating loss	(10,948,338)	(6,483,078)

Other expense
Interest expense	(208,563)	(66,274)
Other (expense) income, net	(1,347)	63,284
Total other expense	(209,910)	(2,990)

Net loss	$(11,158,248)	$(6,486,068)

Other comprehensive (loss) income:
Foreign currency translation (loss) gain	(116,307)	4,427
Total other comprehensive (loss) income	(116,307)	4,427

Comprehensive loss	$(11,274,555)	$(6,481,641)

Basic and diluted net loss per share	$(2.90)	$(1.69)
Weighted average number of Common Shares -
basic and diluted	3,849,248	3,837,272

AquaBounty Technologies, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net loss	$(11,158,248)	$(6,486,068)
Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	575,544	531,726
Share-based compensation	105,155	196,641
Long-lived asset impairment	4,265,000	—
Other non-cash charge	3,390	3,834
Changes in operating assets and liabilities:
Inventory	1,257,290	(99,936)
Prepaid expenses and other assets	441,015	(155,167)
Accounts payable and accrued liabilities	335,835	184,232
Accrued employee compensation	(197,658)	(316,815)
Net cash used in operating activities	(4,372,677)	(6,141,553)

Investing activities
Purchases of and deposits on property, plant and equipment	(1,169,203)	(22,931,293)
Other investing activities	—	(3,959)
Net cash used in investing activities	(1,169,203)	(22,935,252)

Financing activities
Proceeds from issuance of debt	117,292	394,156
Repayment of term debt	(184,019)	(179,392)
Net cash (used in) provided by financing activities	(66,727)	214,764

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,795)	27
Net change in cash, cash equivalents and restricted cash	(5,611,402)	(28,862,014)
Cash, cash equivalents and restricted cash at beginning of period	9,203,869	102,638,557
Cash, cash equivalents and restricted cash at end of period	$3,592,467	$73,776,543

Reconciliation of cash, cash equivalents and restricted cash reported in the consolidated balance sheet:
Cash and cash equivalents	$2,592,467	$72,776,543
Restricted cash	1,000,000	1,000,000
Total cash, cash equivalents and restricted cash	$3,592,467	$73,776,543

Supplemental disclosure of cash flow information and non-cash transactions:
Interest paid in cash	$205,173	$62,439
Property and equipment included in accounts payable and accrued liabilities	$11,464,684	$9,216,027